EXHIBIT 21
                             ROBERTSON-CECO CORPORATION
                           SUBSIDIARIES OF THE REGISTRANT
                                  DECEMBER 31, 1995

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                                      JURISDICTION
COMPANY                               OF INCORPORATION
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Subsidiaries of the registrant included in the
respective consolidated financial statements:

                       DOMESTIC

Ceco Dallas Co.                            Texas
Ceco Houston Co.                           Texas
Ceco San Antonio Co.                       Texas
Kroy Manufacturing Co.                     Delaware
RHH Industries, Inc.                       Delaware
Quantum Constructors, Inc.                 Delaware
M C Durham Co.                             North Carolina
M C Windsor Co.                            Arkansas
Meyerland Co.                              Colorado
Robertson-Ceco Industries, Inc.            Delaware
Robertson-Ceco Enterprises, Inc.           Delaware
RPM Erectors, Inc.                         California

                       FOREIGN

H. H. Robertson, Inc.                      Ontario
H. H. Robertson Asia/Pacific Pte. Ltd. (a) Singapore
H. H. Robertson (Australia) Pty Ltd (a)         Australia
H. H. Robertson Hong Kong Ltd. (a)              Hong Kong
H. H. Robertson Singapore Pte Ltd (a)      Singapore
Robertson Nordisk A/S (b)                  Norway


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Unlisted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.


(a) During the fourth quarter of 1995, the Registrant decided to exit its Asia/Pacific Operation (see Note 3 to the Consolidated Financial Statements).

(b) During the third quarter of 1994, the Registrant decided to exit its European Operations (see Note 3 to the Consolidated Financial Statements).